UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2024

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 Par Value per Share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective December 31, 2024, Unicoin Inc. (the “Company”) entered into Amendment No. 2 to the Share Exchange Agreement (the “Amendment”) with ITSQuest, Inc., its majority-owned subsidiary, a regional staffing agency with twelve locations throughout New Mexico and Texas (“ITSQuest”), Jeff Reagan and Sarah Reagan. The original Share Exchange Agreement (the “Original SEA”), dated November 19, 2020 and previously amended on December 28, 2022, contained a contingent divestiture clause.

The contingent divestiture clause in the Original SEA provided that, among other things, in the event that Unicoin Inc. did not conduct a registered public offering of its common stock (the “Common Stock”) in which the shares of Common Stock issued to ITSQuest pursuant to the Original SEA are registered with the Securities and Exchange Commission and listed for trading on a national securities exchange in the United States, with an initial listing price of at least $10 per share (the “trigger event”), on or before December 31, 2022, then within ten business days of the trigger event, the Company would be required to transfer to ITSQuest all of the Company’s right, title and interest in ITSQuest, including ITSQuest equity as well as any shares of the Company that remain subject to a holdback provision related to tax liabilities, thus completely divesting itself of all ownership in ITSQuest.

On December 28, 2022, the parties amended the Original SEA (the “Amended SEA”) to delay the date of the trigger event to December 31, 2024 (i.e., by an additional 24 months). In addition, the Amended SEA incorporated a second trigger event, also required to be achieved on or before December 31, 2024, whereby the Company would not be required to divest its interest in ITSQuest back to the sellers if Unicoin Inc.’s proposed security tokens “Unicoins” were tokenized and listed on an available Alternative Trading System (as defined in the Amended SEA) or cryptocurrency exchange (whichever is applicable), with a quoted price at or above $1.00 per token.

The Amendment extends the date of the trigger event related to the contingent divestiture clause for one additional year to December 31, 2025. In consideration of such extension, the Company agreed to issue an additional two million unicoin rights, in the aggregate, to the founders and minority shareholders of ITSQuest.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2 to Share Exchange Agreement, effective as of December 31, 2024, by and among ITSQuest, Inc., Unicoin Inc., Jeff Reagan and Sarah Reagan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.

By:	/s/ Richard Devlin
Name:	Richard Devlin
Title:	Senior Vice President and General Counsel

Dated: January 7, 2025

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